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                                                                      EXHIBIT 21

Subsidiaries of the Company

          The following table sets forth the names of U.S. Home's subsidiaries and the state in which incorporated. All subsidiaries are directly or indirectly wholly-owned by U.S. Home. Certain insignificant subsidiaries are omitted.



                                                              Jurisdiction of
                                                               Incorporation
                                                              ---------------
Fidelity Guaranty and Acceptance Corporation                  Delaware

U.S. Home Acceptance Corporation                              Delaware

U.S. Home Insurors, Inc.                                      Florida
     U.S.H. Indemnity Company, Ltd.                           Bermuda
     San Felipe Indemnity Company, Ltd.                       Bermuda

U.S. Home Mortgage Corporation                                Florida
     USH II Corporation                                       Delaware